Exhibit 23.5

To: Mingteng International Corporation Inc.

Re: Consent Letter

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings on “PROSPECTUS SUMMARY”, “ENFORCEABILITY OF CIVIL LIABILITIES” and “LEGAL MATTERS” as well as the related content in the cover page in registration statement on the Form F-3 on June 6, 2025 (the “FORM F-3”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the FORM F-3.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Jiangsu JUNJIN Law Firm

Jiangsu JUNJIN Law Firm

June 6, 2025

中国江苏省无锡市滨湖区旭天科技园36号5楼邮政编码：214000

5F, Building 36, Xutian Tec-Park, Binhu District, Wuxi, Jiangsu, P.R.China.

电话/Tel: (0510) 8355 3777